SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) - October 30, 2000
                                                          ----------------


                            AMERICAN ECO CORPORATION
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             (Exact name of registrant as specified in its charter)


     Ontario, Canada                    0-10621                  52-1742490
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of Incorporation)                                        Identification No.)


     3934FM 1960 West, Suite 200, Houston, Texas                 77068
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     (Address of principal executive offices)                  (zip code)


       Registrant's telephone number, including area code - (281) 580-3753
                                                            --------------


                                       N/A
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         (Former Name or Former Address, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------

          American Eco Corporation (the "Registrant"), pursuant to Chapter 11 proceedings under the U.S. Bankruptcy Code and similar proceedings in Canada under the Companies' Creditors Arrangement Act has been selling its assets. These sales have been approved by either the United States District Court, District of Delaware (Case No. 00-3253)(the "Bankruptcy Court") or the Superior Court of Justice, Ontario, Canada (File No. 00-CL-3841).

          On September 11, 2000, the Registrant sold substantially all of the assets (excluding cash and receivables) related to the businesses of its subsidiaries Chempower Inc., Global Power Company and Control Power Limited Partnership for US $7 million, and the purchaser will receive a commission based upon its collection of receivables for the Registrant.

          On October 13, 2000, the Registrant sold substantially all of the assets (excluding cash) of its subsidiary Industra Service Corp. for US $197,000, subject to adjustments.

          On October 18, 2000, the Registrant sold substantially all of the assets (excluding cash) related to the engineering business conducted by its subsidiary Industra Inc. for US $50,000, plus an amount based upon the actual collection of receivables.

          On October 30, 2000, the Registrant closed the sale of substantially all of the assets of its wholly-owned subsidiaries Industra Services Corporation and Industra Thermal Service Corporation for net proceeds of approximately CDN $9 million.

          On November 13, 2000, the Bankruptcy Court will consider a motion filed by the Registrant for approval of the sale of the pipe fabrication assets (excluding cash) and related real estate of its subsidiaries The Turner Group, Inc. and C.A. Turner Construction Company for US $1.75 million, subject to adjustments.

          On July 7, 2000, prior to the filing of the above-reference proceedings, the Registrant sold a portion of the assets of MM Industra Limited for CDN $1.75 million.

          The Registrant is reviewing the disposition of additional assets. The net proceeds from the asset sales will be applied to outstanding debts. The Registrant does not anticipate that the aggregate net proceeds from prior sales of assets and future sales of assets and other proceeds will be sufficient to permit any distribution to stockholders.

Item 5.  Other Events.
---------------------

          The Registrant's Common Shares have ceased trading on the Nasdaq OTC Bulletin Board and in the Provinces of British Columbia and Alberta. The Common Shares remain listed on The Toronto Stock Exchange.

          On September 20, 2000, Thomas Gardner was appointed President and Chief Liquidating Officer of the Registrant, on September 18, 2000, Charles Brewer was appointed Chief Executive Officer and a Director of the Registrant, and on July 27, 2000, M. Todd Quattlebaum was appointed Chief Operating Officer of the Registrant. Michael Appling, Jr. and William Dimma have resigned as Directors of the Registrant.


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


Item 7. Financial Statements and Exhibits.
-----------------------------------------

(c)  Exhibits

     99.  Press Release, dated November 15, 2000.


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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN ECO CORPORATION
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                                             (Registrant)


Dated:  November 15, 2000               By  /s/ Thomas Gardner
                                          -------------------------------------
                                                Thomas Gardner,
                                                President


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